UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 6, 2012

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification Number)

100 Church Street, New York, New York 10007
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Centerline Holding Company (the “Registrant”) moved its New York headquarters to 100 Church Street, New York, New York 10007 (the “Premises”) effective February 6, 2012.

As previously disclosed in the Registrant’s Form 10-Q filed August 15, 2011 (the “August 15th Form 10-Q”), Centerline Capital Group, Inc. (the “Tenant”), a subsidiary of the Registrant, entered into an Agreement of Lease on August 9, 2011 with 100 Church Fee Owner LLC for 57,945 rentable square feet in the Premises (the “Lease”).  The Lease is guaranteed by the Registrant.

Except under certain circumstances, the Lease has a fifteen (15) year term.  Tenant will pay monthly rent and other charges of approximately $237,429.64 for the first five (5) years, approximately $254,330.26 for the next five (5) years, and approximately $273,645.27 for the last five (5) years.  Tenant must also pay such additional rent as required by the Lease, including, without limitation, tax escalation, electricity costs, and operating expense escalation.

Also as previously disclosed in the August 15th Form 10-Q, on August 9, 2011, Centerline Affordable Housing Advisors LLC (“Centerline”), another subsidiary of the Registrant, entered into a Lease Modification and Partial Surrender Agreement with SLG 625 Lessee LLC (the “Surrender Agreement”) to surrender its office space at 625 Madison Avenue, New York, New York 10022, which previously served as the Registrant’s New York headquarters.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a).         Financial Statements

Not Applicable

(b).         Pro Forma Financial Information

Not Applicable

(c).         Exhibits

Exhibit 10.1.     Agreement of Lease, dated as of August 9, 2011, between 100 Church Fee Owner LLC, as landlord, and Centerline Capital Group Inc., as tenant.

Exhibit 10.2.     Lease Modification and Partial Surrender Agreement, dated as of August 9, 2011, between SLG 625 Lessee LLC, as landlord, and Centerline Affordable Housing Advisors LLC, as tenant.

Exhibit 10.3.     Guaranty, dated as of August 9, 2011, by Centerline Holding Company, as guarantor, on behalf of Centerline Capital Group Inc. in favor of 100 Church Fee Owner LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company (Registrant)
BY:	/s/ Robert L. Levy
Robert L. Levy
President, Chief Financial Officer and Chief Operating office

February 10, 2011